EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 1999, except for Note 8 which is as of June 3, 1999, relating to the financial statements of Brand Dialogue New York, which appears in Luminant Worldwide Corporation's Registration Statement on Form S-1 (No. 333-80161).


PricewaterhouseCoopers LLP
New York, New York
October 18, 1999



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